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                                PNLF, INC.

                             EMPLOYMENT CONTRACT

     THIS EMPLOYMENT CONTRACT made this 19th day of December, 1994, by and between PNLF, INC., (hereinafter referred to as "Company" ) and Scott Sabo (hereinafter referred to as "Employee").

                                  RECITALS

     WHEREAS, Company is a Washington corporation engaged in the business of providing temporary labor to various business, and

     WHEREAS, Employee desires to either be or continue as an employee of Company.

     NOW, THEREFORE, in consideration of the mutual covenants herein, it is agreed as follows:

     1. Company hereby employs Employee in the capacity of Regional Director or such other capacity as Company shall direct; and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

     2. Employee agrees during the working hours to devote his full and undivided time, energy, knowledge, skill and ability exclusively to the operation, transaction and development of Company's business to the exclusion of all other business interests unless otherwise agreed to in writing. Employee will conscientiously and diligently perform all required acts and duties to the best of his ability and in the manner satisfactory to Company. Employee will faithfully discharge all responsibilities and duties entrusted to him.

     3. Employee will perform his duties in a careful and workmanlike manner. Employee agrees to abide by the rules of Company. Employee will so conduct himself at all times so as to maintain and improve the credit, reputation and interest of Company. Upon request, Employee agrees to submit to a physical examination by a physician selected by Company.

     4. Employee will truthfully make and maintain such reports as Company may require. Employee will make available to Company any and all information which will be of benefits to Company.

     5. It is understood that Employee has no authority to impose any obligation upon Company or to bind Company to the performance of any acts whatsoever without the prior permission of Company.

     6. In consideration of the services to be rendered by Employee, Company shall pay Employee $_______ semi-monthly, plus commission, if applicable, to be computed as follows:
______________________________________________________________________________
_____________________________________________________________________________.
This compensation may be altered and revised by Company without affecting the remainder of the covenants contained herein, all of which shall remain in full force and effect until termination as provided by this Employment Contract.

     7. Employee hereby agrees and understands that commission, if applicable, paid on Employee's sales are paid normally in advance of the actual payment by the customer. In the event a customer does not pay its invoice after ninety (90) days, then the commissions paid to Employee are considered unearned and commissions paid will be deducted from Employee's next commission check. Once the customer pays invoices that were charges back to Employee, then they are considered earned and paid on Employee's next commission check.

     8. All funds in Employee's possession belonging to Company shall be delivered or transmitted daily to Company's main or home office unless Employee is otherwise directed in writing.

     9. Employee recognizes that the services to be rendered by Employee under this contract require special training, skills and experience and this contract is entered into for the purpose of obtaining such services for Company.

     10. As the result of his duties, Employee will necessarily have access to some or all of the confidential information pertaining to Company's business. It is agreed that "Confidential Information" of Company includes:

     (a) The ideas, methods, techniques, formats, specifications, procedures, designs, systems, processes, data and software products which are unique to Company;

     (b) All customer, marketing, pricing, and financial information pertaining to the business of Company;

     (c)     All operations, sales and training manuals;

     (d) All other information now in existence or later developed which is similar to the foregoing; and

     (e) All information which is marked as confidential or explained to be confidential or which, by it nature is confidential.

     11. Employee understands that he will necessarily have access to some or all of the Confidential Information. Employee recognizes the importance of protecting the confidentiality and secrecy of the Confidential Information and, therefore, agrees to use his best efforts to protect the Confidential Information from unauthorized disclosure to other persons. Employee understands that protecting the Confidential Information from unauthorized disclosure is critically important to the success and competitive advantage of Company and that the unauthorized disclosure of the Confidential Information would greatly damage Company.

     12. Employee agrees not to disclose any confidential Information to others, use any Confidential Information for his own benefit or make copies of any Confidential Information without the express written consent of the an officer of Company. Employee further agrees that upon request of an officer of Company, he shall immediately return all Confidential Information, including any copies of Confidential Information in his possession.

     13. If at any time Employee has reason to believe that any person, whether employed by Company or otherwise, has received or disclosed or intends to receive or disclose Confidential Information without the consent of Company, he shall immediately notify an officer of Company.

     14. It is understood and agreed that the nature of the methods employed in Company's business is such that Employee will be placed in a close business and personal relationship with the customers of Company. Thus, during the terms of this Employment Contract and for a period of (1) one year immediately following the termination of Employee's employment, for any cause whatsoever, so long as Company continues to carry on the same business, said Employee shall not, for any reason whatsoever, directly or indirectly, for himself or on behalf of, or in conjunction with, any other person, persons, company, partnership, corporation or business entity:

          (a) Call upon, divert, influence, or solicit or attempt to call, divert, influence or solicit any customer of Company;

          (b) Divulge the names and addresses or any information concerning any customer of Company;

          (c) Own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of the same, similar, or related line of business as that carries on now by Company within a radius of ten (10) miles from Company's office at which Employee was last employed; and

          (d) Make any public statement or announcement, or permit anyone else to make any public statement or announcement that Employee was formerly employed by or connected with Company.

          The time period covered by the covenants contained herein shall not include any period(s) of violation of any covenant or any period(s) of time required for litigation to enforce any covenant. If the provisions set forth are determined to be too broad to be enforceable at law, then the area and/or length of time shall be reduced to such area and time and that shall be enforceable.

     15. The covenants set forth herein on the part of Employee shall be construed as an agreement independent of any other provision in this Employment Contract and the existence of any claim or cause of action of Employee against Company, whether predicted on this Employment Contract or otherwise, shall not constitute a defense to the enforcement by Company of the covenants contained herein.

     16. Employee acknowledges that irreparable damage will result to Company in the event of the breach of any covenant contained herein and Employee agrees that in the event of any such breach, Company shall be entitled, in addition to any and all other legal or equitable remedies and damages, to a temporary and/or permanent injunction to restrain the violation thereof by Employee and all of the persons acting for or with Employee.

     17. In the event of the termination of this Employment Contract, Employee agrees to immediately deliver to Company all correspondence, letters, manuals, contracts, call reports, price lists, mailing lists, customer lists, advertising materials, ledgers, supplies, equipment, checks, petty cash, and all other material and records of any kind that may be in the hands of Employee.

     18. Company reserves the right to assign this Employment Contract to an affiliated Company or to any successor in interest to its business without notice to Employee and all the terms and conditions of this Employment Contract shall remain in full force and effect thereafter.

     19. A waiver of any condition or term in the Employment Contract by Company shall not be construed to have any effect on the remaining terms and condition, nor shall any waiver be permanent or binding for the future.

     20. This Employment Contract shall be governed and construed in accordance with the laws of the State of Washington.

     21. The parties agree that in the event it becomes necessary for Company to seek judicial remedies for the breach or threatened breach of this Employment Contract, Company shall be entitled to, in addition to all other remedies, recover from Employee the costs of such judicial action including reasonable attorneys' fees.

     22. EMPLOYMENT WITH LABOR READY IS ON AN "AT WILL" BASIS. EMPLOYEE MAY TERMINATE HIS OR HER EMPLOYMENT AND THIS EMPLOYMENT CONTRACT AT ANY TIME. SIMILARLY, LABOR READY MAY TERMINATE THE EMPLOYMENT RELATIONSHIP AND THIS EMPLOYMENT CONTRACT AT ANY TIME WHEN IN ITS SOLE DISCRETION IT BELIEVES
TERMINATION IS IN THE COMPANY'S BEST INTEREST.   Neither this Employment
Contract nor any communication by a managerial representative is intended in any way to promise employment for any specific period of time.

     23. No promises or other communications made by either Employee or by any representatives of Company are intended to be binding unless they are set forth in this Employment Contract. his Employment Contract contains the entire agreement between the parties and replaces and supersedes all prior agreements. This Contract may not be changes, modified, released or otherwise terminated except by an instrument in writing signed by an officer of Company. This Contract shall be binding upon Employee's heirs, executors, administrators and other legal representatives.,

     24. Paragraphs 10 through 18 shall survive termination of the remainder of this Employment Contract.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Contract as of the day and month first set forth,

COMPANY:                         EMPLOYEE:

PNLF, INC.


By: Glenn Welstad                    ____________________________
Its: President                         J. Scott Sabo